THIS PROMISSORY NOTE AND THE SECURITIES OBTAINABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE
SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

U.S. $________                                          November 23, 2004

     FOR VALUE RECEIVED, Embryo Development Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________ (the "Lender") the principal amount of _________________________ (the "Principal Amount"), together with interest on the Principal Amount under this senior convertible promissory note (this "Note") at the per annum rate of eight (8%) percent (calculated daily on the basis of a 360-day year and actual calendar days elapsed). Subject to conversion as provided herein, the Principal Amount on this Note shall become due and payable in one installment on November 22, 2005 (the "Maturity Date"). Interest shall become due and payable on the Maturity Date.

     Both the Principal Amount and accrued interest (subject to the above) shall be paid in lawful money of the United States of America to the Lender at c/o Sloan Securities Corp., 444 Madison Avenue, 23rd Floor, New York, New York 10022, or at such other address as the Lender may designate by notice in writing to the Company per Section 14 below, in immediately available funds.

     Company shall have the right, at any time and from time to time on no less than 60 days prior written notice to Lender, to prepay the entire outstanding principal balance of this Note in whole, without premium or penalty, provided that such prepayment shall include all interest then accrued but unpaid on the Note.

     If any payment hereunder falls due on a Saturday, Sunday or legal holiday, it shall be payable on the next succeeding business day and such additional time shall be included in the computation of interest.

     This Note is one of a series of 8% Senior Secured Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Securities Purchase Agreement by and between the Company and certain Lenders dated November 23, 2004 (the "Securities Purchase Agreement"). All capitalized terms not defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement.

     1. Senior. The indebtedness evidenced by this Note and the payment of the Principal Amount and interest thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company, other than obligation of Company to Embryo Partners LLC pursuant to a note dated September 29, 2004 in the principal amount of $200,000 which shall have the same priority and be treated pari passu with the indebtedness evidenced hereby. "Senior" shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Note, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company, shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the Principal Amount and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this
Note) shall have been paid and satisfied in full.

     2. Conversion. (a) Mandatory Conversion. Provided the Company has (i) consummated a consolidation with or merges into, another corporation or entity, or (ii) has effected any other corporate reorganization resulting in a change of control (the "Merger Transaction") within six months of the issuance date of the Notes, or then if any time prior to the Maturity Date, the Company consummates a private equity financing or series of such financings in which Company receives gross proceeds of at least $3 million (the "Financing") at a pre-money valuation of at least $20 million, the entire principal and interest accrued and owing on the Notes, shall convert on a mandatory basis into shares (the "Financing Shares") of the same class or series of capital stock sold in the Financing at a per share price equal to a 25% discount to the per share price of Financing Shares sold to investors in the Financing. In connection with such conversion, the Lender will receive such rights, preferences and privileges identical to those received by others purchasing like securities in the Financing, including but not limited to registration rights. Any fraction of a share resulting from these calculations shall be rounded upward to the whole share. The Company covenants to cause such shares, when issued pursuant to this Section 2(a), to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.

     (b) Mechanics and Effect of Mandatory Conversion. To exercise a Mandatory Conversion, the Lender shall, upon demand of the Company, surrender its Note, duly endorsed, at its principal office. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Lender, at its address, a certificate or certificates for the number of shares to which such Lender is entitled upon such conversion. Whether Lender delivers the Note or not, this Note shall be deemed to have been converted on such date when Company effectuates the conversion for the majority of Holders of similar Notes issued in accordance with the Securities Purchase Agreement and the Lender shall be treated for all purposes as the record holder of the Common Stock deliverable upon such conversion as of the close of business on such date.

     (c)   Discretionary   Conversion.   The   Lender   shall   have  the  right
("Discretionary Conversion") to convert all of the principal amount and accrued interest of this Note into Common Stock as follows:

          (i) At any time during the last 120 days prior to the Maturity Date, or for a period of thirty days after receipt of any prepayment notice, Lender may exercise his right of Discretionary Conversion. The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the amount converted by the Lender by
     (ii) $0.10 ("Conversion Price"). Any fraction of a share resulting from these calculations shall be rounded upward to the whole share. The Company covenants to cause such shares, when issued pursuant to this Section 2(c), to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company. Accrued interest, if not converted, for purposes of all conversion events shall be paid in cash within fifteen
     (15) calendar days of the effective conversion date.

          (ii) Further, the Lender shall have the right to exercise a Discretionary Conversion if, at any time prior to the Maturity Date, the Company consummates a Financing but such Financing is at a pre-money valuation of less than $20 million. In such case, the conversion price for such Discretionary Conversion shall be at a per share price equal to a 25% discount to the per share price of Financing shares actually sold to investors in such Financing. Any shares so issued shall be subject to the balance of the terms and conditions set forth under Mandatory Conversion in paragraph 2(a) above.

     (d) Mechanics and Effect of Discretionary Conversion. To exercise a Discretionary Conversion, the Lender shall surrender its Note, duly endorsed, together with a written conversion notice to the Company at its principal office. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Lender, at its address, a certificate or certificates for the number of shares to which such Lender is entitled upon such conversion. This Note shall be deemed to have been converted immediately prior to the close of business on the date of giving of such notice and the Lender shall be treated for all purposes as the record holder of the Common Stock deliverable upon such conversion as of the close of business on such date.

     (e) No Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender of this Note against impairment.

     3. Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its capital stock to provide for the full conversion of this Note.

     4. Certain Adjustments. The number and class or series of shares into which this Note may be converted under Section 2(b)(ii) shall be subject to adjustment in accordance with the following provisions:

     (a) Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 5. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

     (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Company at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

     (c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this
Section 5.

     (d) Adjustment of Conversion Price. Except as otherwise hereinafter provided below, in the event that the Company shall, at anytime after the date hereof, issue or sell any shares of Common Stock or issue any options, rights or warrants to purchase Common Stock or issue any securities convertible into or exchangeable for Common Stock at an exercise or conversion price below the then effective Conversion Price (such lower per share Common Stock sale price and/or derivative security exercise or conversion price below the Conversion Price being referred to as the "Lowered Conversion Price"), then the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Conversion Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation.

     No adjustment to the Conversion Price shall be made pursuant to Section 5(d) with respect to (i) shares of Common Stock issuable upon exercise of other options, warrants and convertible securities outstanding as of the date hereof, or (ii) the issuance or sale of any shares of capital stock, or the grant of options exercisable therefore, issued or issuable after the date of this Note, to directors, officers, employees, advisers and consultants of the Company or any subsidiary pursuant to any incentive or non-qualified stock option plan or agreement, stock purchase plan or agreement, employee stock ownership plan
(ESOP), or such other similar compensatory options, issuances, arrangements or plans approved by the Company's Board of Directors.

     5. Further Adjustments. In case at any time or, from time to time, the Company shall take any action that affects the class of securities into which this Note may be converted under Section 2(b)(ii), other than an action described herein, then, unless such action will not have a materially adverse effect upon the rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

     6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 5 or Section 6, the Company at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2.

     7. Affirmative Covenants. The Company covenants and agrees that, while any amounts under this Note are outstanding, it shall:

     (a) Do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

     (b) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company has maintained adequate reserves with respect thereto in accordance with GAAP;

     (c) Comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, "Requirements") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material adverse effect on the results or operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"); provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements;

     (d) Keep proper  records and books of account  with respect to its business
activities,  in  which  proper  entries,   reflecting  all  of  their  financial
transactions, are made in accordance with GAAP; and

     (e) Notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Company which involve a claim in excess of $50,000.

     8. Negative Covenants. The Company covenants and agrees that while any amount of this Note is outstanding it will not directly or indirectly:

     (a) Incur, guarantee, assume or otherwise become responsible for (directly or indirectly) any indebtedness that is senior or pari passu to the Notes, without the prior written consent of the Note Requisite Holders;

     (b) Declare or pay, directly and indirectly, any dividends or make any distributions, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock (including without limitation any preferred stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; and

     (c) Sell, transfer, discount or otherwise dispose of any claim or debt owing to it, including, without limitation, any notes, accounts receivable or other rights to receive payment, except for reasonable consideration and in the ordinary course of business.

     9. Events of Default. The entire unpaid Principal Amount under this Note and the interest due thereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, except to the extent contemplated by the opening paragraph hereof, that is to say:

     (a) the Company shall (i) fail to pay any amounts owed hereunder as required under the terms of this Note or (ii) have an event of default occur and be continuing under indebtedness of the Company (other than this Notes) such that the holders of such indebtedness have declared the outstanding principal and accrued interest to be immediately due and payable;

     (b) if the Company shall:

          (i) admit in writing its inability to pay its debts generally as they become due;

          (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

          (iii) make an assignment for the benefit of creditors;

          (iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

          (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

          (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

     (c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof

     (d) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or

     (e) the Company shall default (and not cure within 10 days after written notice of such default) in the performance of, or violate any material representation, warranty, or covenant contained in the Securities Purchase Agreement or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to the Lender by the Company shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

     10. Remedies. In case an Event of Default has occurred and is continuing, Ocean Drive Holdings LLC, as Agent on behalf of the Lenders and acting upon the direction of the Note Requisite Holders by written notice to the Company, may declare the principal amount of this Note, plus accrued interest, to be immediately due and payable, and upon any such declaration such principal and accrued interest shall become due and payable immediately. Upon such declaration, the rate of interest on the unpaid principal shall be increased to fourteen percent (14%) per annum or such lower rate that is the maximum rate allowed by law (the "Default Rate") from the date of such declaration until such unpaid principal is repaid in full. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Company a right to cure any default. In case an Event of Default described in Sections 9(b), 9(c) or 9(d) above occurs, such amounts will become due and payable without any declaration or any act on the part of the Agent or any Holder. Except as provided herein, the Company and all endorsers of this Note hereby waive presentment for payment, protest, and notice of protest of this Note. The Company and all endorsers of this Note shall pay the Holder's reasonable expenses and costs in collecting and enforcing this Note.

     11. Security. Pursuant to the terms of a Security Agreement, dated as of November 23, 2004 (the "Security Agreement"), between the Company and Ocean Drive Holdings LLC, as Agent of the Lenders, the Company is securing its obligations under this Note by the grant of a first lien and security interest to the Holders in all of the Company's assets.

     12. Amendments and Waivers. Any provision of this Note to the contrary notwithstanding, changes in or additions to this Note may be made, and compliance with any term, covenant, condition or provision set forth in the Notes may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), and any default or Event of Default and the consequences thereof may be waived, by a consent or consents in writing signed by the Note Requisite Holders; provided, however, that (i) the Company shall deliver copies of the form of such consent or consents to any Lender who did not execute the same; (ii) no such consent shall be effective to reduce the principal of or rate of interest payable on any Notes, or to postpone the date fixed for the payment of the principal thereof or of interest thereon, without the consent of the Lender of each Note so affected; and (iii) no such consent shall extend to or impair any obligation not expressly waived or impair any right consequent thereon. Any consent may be given subject to satisfaction of conditions stated therein. A waiver on any occasion shall not be construed as a bar to or a waiver of any such right or remedy on any future occasion.

13.     Notices.

     (a) All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:


If to the Company:

Embryo Development Corp.
305 Madison Avenue, Suite 4510
New York, NY 10165
Attn: Matthew L. Harriton, President

If to the Lender: to the address provided to Company by Lender in its Financing Signature Page.

     (b) Any party may give any notice, request, consent or other communication under this Note using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     14. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

     15. Severability. The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

     16. Governing Law. This Note shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

     17. Waivers. The nonexercise by either party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     18. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it (including the posting of a bond, if reasonably requested), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

                                        EMBRYO DEVELOPMENT CORP.


                                        By:__________________________
                                        Matthew L. Harriton President